UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2850 W. Golf Road, Rolling Meadows, Illinois	60008-4050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 773-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AJG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 10, 2022 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected all ten director nominees, whose names appear below, to serve until the Company’s 2023 Annual Meeting of Stockholders, (ii) approved the Arthur J. Gallagher & Co. 2022 Long-Term Incentive Plan, including 13,500,000 shares authorized for issuance thereunder (the “2022 Long-Term Incentive Plan”), (iii) approved ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022 (“Auditor Ratification”), and (iv) approved, on a non-binding advisory basis, the Company’s named executive officers’ compensation (“Say-on-Pay”). The final voting results are set forth below:

Election of Directors	For	Against	Abstain	Broker Non-Votes*
Sherry S. Barrat	168,688,961	4,918,053	85,381	13,705,570
William L. Bax	167,774,265	5,826,027	92,103	13,705,570
Teresa H. Clarke	172,662,270	931,905	98,220	13,705,570
D. John Coldman	169,678,056	3,905,471	108,868	13,705,570
J. Patrick Gallagher, Jr.	157,953,790	14,468,921	1,269,684	13,705,570
David S. Johnson	164,833,483	8,771,210	87,702	13,705,570
Kay W. McCurdy	161,446,831	12,063,545	182,019	13,705,570
Christopher C. Miskel	170,698,119	2,891,252	103,024	13,705,570
Ralph J. Nicoletti	171,947,434	1,642,799	102,162	13,705,570
Norman L. Rosenthal	168,044,031	5,561,143	87,221	13,705,570
2022 Long-Term Incentive Plan	162,356,363	11,124,142	211,890	13,705,570
Auditor Ratification	178,329,052	6,983,876	2,085,037	—
Say-on-Pay	160,303,692	13,139,755	248,948	13,705,570

*

Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters, such as the ratification of the Independent Registered Public Accounting Firm, but may not vote on non-routine matters. Broker non-votes are counted for the purpose of determining the presence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters such as the election of directors and the advisory Say-on-Pay vote.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    At the Annual Meeting, stockholders approved the 2022 Long-Term Incentive Plan, which replaces the prior plan (the “2017 Long-Term Incentive Plan”) for purposes of new grants. The 2022 Long-Term Incentive plan is substantially the same as the 2017 Long-Term Incentive Plan, except as described here. Specifically, the maximum number of shares that may be awarded under the 2022 Long-Term Incentive Plan is 13.5 million, plus any shares subject to outstanding awards under prior plans that are subsequently settled for cash, forfeited, expired or for any reason canceled or terminated without resulting in the issuance of shares. A maximum of 3.5 million shares may be issued under the 2022 Long-Term Incentive Plan for full-value awards counted one-for-one against the 13.5 million share pool, with each share subject to a full value award in excess of such limit counted as 3.8 shares against the share pool.

The material terms of the 2022 Long-Term Incentive Plan are summarized on pages 16 through 20 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2022, which description of the plan is incorporated herein by reference. In addition, the description of the 2022 Long-Term Incentive Plan is qualified in its entirety by reference to the full text of the 2022 Long-Term Incentive Plan, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Arthur J. Gallagher & Co. 2022 Long-Term Incentive Plan

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: May 13, 2022	By:	/s/ WALTER D. BAY
Walter D. Bay
Vice President, General Counsel and Secretary